F-6 Filing No.:   333-139106

Effective April 11, 2008, One (1) GDR equals One
(1) Common Share
EXHIBIT A
GLOBAL DEPOSITARY SHARES
(Each Global Depositary
Share represents one-twentieth (1/20)
of one deposited Share)

THE BANK OF NEW YORK
GLOBAL DEPOSITARY RECEIPT
FOR COMMON SHARES, WITHOUT PAR
VALUE,
OF
MMX MINERACAO E METALICOS S.A.
(ORGANIZED UNDER THE LAWS OF THE
FEDERATIVE REPUBLIC OF BRAZIL)
The Bank of New York, as depositary
(hereinafter called the Depositary), hereby
certifies that
_______________________________________
_
_______________________________________
_____, or registered assigns IS THE OWNER
OF _____________________________
GLOBAL DEPOSITARY SHARES
representing deposited common shares (herein
called Shares) of MMX MINERACAO E
METALICOS S.A., a corporation (sociedade
anonima) organized under the laws of the
Federative Republic of Brazil (herein called the
Company).  At the date hereof, each Global
Depositary Share represents one-twentieth
(1/20) of one Share deposited or subject to
deposit under the Deposit Agreement (as such
term is hereinafter defined) at the principal Sao
Paulo office of  Banco Itau S.A. (herein called
the Custodian).  The Depositarys Corporate
Trust Office is located at a different address
than its principal executive office.  Its Corporate
Trust Office is located at 101 Barclay Street,
New York, N.Y. 10286, and its principal
executive office is located at One Wall Street,
New York, N.Y. 10286.
THE DEPOSITARYS CORPORATE TRUST
OFFICE ADDRESS IS
101 BARCLAY STREET, NEW YORK, N.Y.
10286



1.	THE DEPOSIT AGREEMENT.
      This Global Depositary Receipt is one of
an issue (herein called Receipts), all issued and
to be issued upon the terms and conditions set
forth in the Deposit Agreement, dated as of
February 5, 2007 (herein called the Deposit
Agreement), by and among the Company, the
Depositary, and all Owners and Beneficial
Owners from time to time of Receipts issued
thereunder, each of whom by accepting a
Receipt agrees to become a party thereto and
become bound by all the terms and conditions
thereof.  The Deposit Agreement sets forth the
rights of Owners and Beneficial Owners of the
Receipts and the rights and duties of the
Depositary in respect of the Shares deposited
thereunder and any and all other securities,
property and cash from time to time received in
respect of such Shares and held thereunder
(such Shares, securities, property, and cash are
herein called Deposited Securities).  Copies of
the Deposit Agreement are on file at the
Depositarys Corporate Trust Office in New
York City and at the office of the Custodian.
      The statements made on the face and
reverse of this Receipt are summaries of certain
provisions of the Deposit Agreement and are
qualified by and subject to the detailed
provisions of the Deposit Agreement, to which
reference is hereby made.  Capitalized terms
defined in the Deposit Agreement and not
defined herein shall have the meanings set forth
in the Deposit Agreement.
2.	SURRENDER OF RECEIPTS AND
WITHDRAWAL OF SHARES.
      Upon surrender at the Corporate Trust
Office of the Depositary of this Receipt, and
upon payment of the fee of the Depositary
provided in this Receipt, and subject to the
terms and conditions of the Deposit Agreement,
the Owner hereof is entitled to delivery, to him
or upon his order, of the Deposited Securities at
the time represented by the Global Depositary
Shares for which this Receipt is issued.
Delivery of such Deposited Securities may be
made by the delivery of (a) Shares in the name
of the Owner hereof or as ordered by him or by
certificates properly endorsed or accompanied
by proper instruments of transfer and (b) any
other securities, property and cash to which such
Owner is then entitled in respect of this Receipt.
Such delivery will be made at the option of the
Owner hereof, either at the office of the
Custodian or at the Corporate Trust Office of
the Depositary, provided that the forwarding of
certificates (if available) for Shares or other
Deposited Securities for such delivery at the
Corporate Trust Office of the Depositary shall
be at the risk and expense of the Owner hereof.
3.	TRANSFERS, SPLIT-UPS, AND
COMBINATIONS OF RECEIPTS.
      The transfer of this Receipt is registrable
on the books of the Depositary at its Corporate
Trust Office by the Owner hereof in person or
by a duly authorized attorney, upon surrender of
this Receipt properly endorsed for transfer or
accompanied by proper instruments of transfer
and funds sufficient to pay any applicable
transfer taxes and the expenses of the
Depositary and upon compliance with such
regulations, if any, as the Depositary may
establish for such purpose.  This Receipt may be
split into other such Receipts, or may be
combined with other such Receipts into one
Receipt, evidencing the same aggregate number
of Global Depositary Shares as the Receipt or
Receipts surrendered.  As a condition precedent
to the execution and delivery, registration of
transfer, split-up, combination, or surrender of
any Receipt or withdrawal of any Deposited
Securities, the Depositary, the Custodian, or
Registrar may require payment from the
depositor of the Shares or the presentor of the
Receipt of a sum sufficient to reimburse it for
any tax or other governmental charge and any
stock transfer or registration fee with respect
thereto (including any such tax or charge and
fee with respect to Shares being deposited or
withdrawn) and payment of any applicable fees
as provided in this Receipt, may require the
production of proof satisfactory to it as to the
identity and genuineness of any signature and
may also require compliance with any
regulations the Depositary may establish
consistent with the provisions of the Deposit
Agreement or this Receipt, including, without
limitation, this Article 3.
      The delivery of Receipts against deposit
of Shares generally or against deposit of
particular Shares may be suspended, or the
transfer of Receipts in particular instances may
be refused, or the registration of transfer of
outstanding Receipts generally may be
suspended, during any period when the transfer
books of the Depositary, the Company or the
Foreign Registrar are closed, or if any such
action is deemed necessary or advisable by the
Depositary or the Company at any time or from
time to time because of any requirement of law
or of any government or governmental body or
commission, or under any provision of the
Deposit Agreement or this Receipt, or for any
other reason, subject to the provisions of the
following sentence.  Notwithstanding anything
to the contrary in the Deposit Agreement or this
Receipt, the surrender of outstanding Receipts
and withdrawal of Deposited Securities may not
be suspended subject only to (i) temporary
delays caused by closing the transfer books of
the Depositary or the Company or the deposit of
Shares in connection with voting at a
shareholders meeting, or the payment of
dividends, (ii) the payment of fees, taxes and
similar charges, and (iii) compliance with any
U.S. or foreign laws or governmental
regulations relating to the Receipts or to the
withdrawal of the Deposited Securities.
Without limitation of the foregoing, the
Depositary shall not knowingly accept for
deposit under the Deposit Agreement any
Shares required to be registered under the
provisions of the Securities Act, unless a
registration statement is in effect as to such
Shares.
4.	LIABILITY OF OWNER FOR TAXES.
      If any tax or other governmental charge
shall become payable with respect to any
Receipt or any Deposited Securities represented
hereby, such tax or other governmental charge
shall be payable by the Owner hereof to the
Depositary.  The Depositary may refuse to
effect any transfer of this Receipt or any
withdrawal of Deposited Securities represented
by Global Depositary Shares evidenced by such
Receipt until such payment is made, and may
withhold any dividends or other distributions, or
may sell for the account of the Owner hereof
any part or all of the Deposited Securities
represented by the Global Depositary Shares
evidenced by this Receipt, and may apply such
dividends or other distributions or the proceeds
of any such sale in payment of such tax or other
governmental charge and the Owner hereof shall
remain liable for any deficiency.
5.	WARRANTIES ON DEPOSIT OF
SHARES.
      Every person depositing Shares under
the Deposit Agreement shall be deemed thereby
to represent and warrant that such Shares and
each certificate therefor, if applicable, are
validly issued, fully paid, non-assessable, and
free and clear of any lien, encumbrance, security
interest, charge or adverse claim and were not
issued in violation of any preemptive or similar
rights of the holders of outstanding Shares and
that the person making such deposit is duly
authorized to do so.  Every such person shall
also be deemed to represent that the deposit of
such Shares and the sale of Receipts evidencing
Global Depositary Shares representing such
Shares by that person are not restricted under
the Securities Act.  Such representations and
warranties shall survive the deposit of Shares
and delivery of Receipts.
6.	FILING PROOFS, CERTIFICATES,
AND OTHER INFORMATION.
      Any person presenting Shares for
deposit or any Owner or Beneficial Owner of a
Receipt may be required from time to time to
file with the Depositary or the Custodian such
proof of citizenship or residence, exchange
control approval, compliance with all applicable
laws, regulations and provisions of or governing
the Deposited Securities and the terms of the
Deposit Agreement, or such information relating
to the registration on the books of the Company
or the Foreign Registrar, if applicable, to
execute such certificates and to make such
representations and warranties, as the
Depositary may deem necessary or proper or as
the Company may reasonably require by written
request to the Depositary.  The Depositary may
withhold the delivery or registration of transfer
of any Receipt or the distribution of any
dividend or sale or distribution of rights or of
the proceeds thereof or the delivery of any
Deposited Securities until such proof or other
information is filed or such certificates are
executed or such representations and warranties
made. If requested in writing by the Company,
the Depositary shall provide the Company, to
the extent practicable, with copies of the proofs,
certificates or information that it receives
pursuant to Section 3.1 of the Deposit
Agreement, to the extent that disclosure is
permitted by applicable law. No Share shall be
accepted for deposit unless accompanied by
evidence reasonably satisfactory to the
Depositary that any necessary approval has been
granted by the Central Bank or any
governmental body in Brazil that is then
performing the function of the regulation of
currency exchange.
7.	CHARGES OF DEPOSITARY.
      The Company agrees to pay the fees,
reasonable expenses and out-of-pocket charges
of the Depositary and those of any Registrar
only in accordance with agreements in writing
entered into between the Depositary and the
Company from time to time.  The Depositary
shall present its statement for such charges and
expenses to the Company at least once every
three months.  The charges and expenses of the
Custodian are for the sole account of the
Depositary.
      The following charges shall be incurred
by any party depositing or withdrawing Shares
or by any party surrendering Receipts or to
whom Receipts are issued (including, without
limitation, issuance pursuant to a stock dividend
or stock split declared by the Company or an
exchange of stock regarding the Receipts or
Deposited Securities or a distribution of
Receipts pursuant to Section 4.3 of the Deposit
Agreement), or by Owners, as applicable:
(1) taxes and other governmental charges,
(2) such registration fees as may from time to
time be in effect for the registration of transfers
of Shares generally on the Share register of the
Company or Foreign Registrar and applicable to
transfers of Shares to or from the name of the
Depositary or its nominee or the Custodian or its
nominee on the making of deposits or
withdrawals under the terms of the Deposit
Agreement, (3) such cable, telex and facsimile
transmission expenses as are expressly provided
in the Deposit Agreement, (4) such expenses as
are incurred by the Depositary in the conversion
of foreign currency pursuant to Section 4.5 of
the Deposit Agreement, (5) a fee of $5.00 or
less per 100 Global Depositary Shares (or
portion thereof) for the execution and delivery
of Receipts pursuant to Section 2.3, 4.3 or 4.4 of
the Deposit Agreement and the surrender of
Receipts pursuant to Section 2.5 or 6.2 of the
Deposit Agreement, (6) a fee of $.02 or less per
Global Depositary Share (or portion thereof) for
any cash distribution made pursuant to Sections
4.1 through 4.4 of the Deposit Agreement, (7) a
fee for the distribution of securities pursuant to
Section 4.2 of the Deposit Agreement, such fee
being in an amount equal to the fee for the
execution and delivery of Global Depositary
Shares referred to above which would have been
charged as a result of the deposit of such
securities (for purposes of this clause 7 treating
all such securities as if they were Shares), but
which securities are instead distributed by the
Depositary to Owners, (8) in addition to any fee
charged under clause (6), a fee of $.02 or less
per Global Depositary Share (or portion thereof)
for depositary services, which will accrue on the
last day of each calendar year and which will be
payable as provided in clause (9) below; and (9)
any other charge payable by the Depositary, any
of the Depositarys agents, including the
Custodian, or the agents of the Depositarys
agents in connection with the servicing of
Shares or other Deposited Securities (which
charge shall be assessed against Owners as of
the date or dates set by the Depositary in
accordance with Section 4.6 of the Deposit
Agreement and shall be payable at the sole
discretion of the Depositary by billing such
Owners for such charge or by deducting such
charge from one or more cash dividends or other
cash distributions).
      The Depositary, subject to Article 8
hereof, may own and deal in any class of
securities of the Company and its affiliates and
in Receipts.
8.	PRE-RELEASE OF RECEIPTS.
      Unless requested in writing by the
Company to cease doing so, the Depositary
may, notwithstanding Section 2.3 of the Deposit
Agreement, execute and deliver Receipts prior
to the receipt of Shares pursuant to Section 2.2
of the Deposit Agreement (a Pre-Release).  The
Depositary may, pursuant to Section 2.5 of the
Deposit Agreement, deliver Shares upon the
receipt and cancellation of Receipts which have
been Pre-Released, whether or not such
cancellation is prior to the termination of such
Pre-Release or the Depositary knows that such
Receipt has been Pre-Released.  The Depositary
may receive Receipts in lieu of Shares in
satisfaction of a Pre-Release.  Each Pre-Release
will be (a) preceded or accompanied by a
written representation and agreement from the
person to whom Receipts are to be delivered
(the Pre-Releasee) that the Pre-Releasee, or its
customer, (i) owns the shares or Receipts to be
remitted, as the case may be, (ii) assigns all
beneficial rights, title and interest in such Shares
or Receipts, as the case may be, to the
Depositary in its capacity as such and for the
benefit of the Owners, and (iii) will not take any
action with respect to such Shares or Receipts,
as the case may be, that is inconsistent with the
transfer of beneficial ownership (including,
without the consent of the Depositary, disposing
of such Shares or Receipts, as the case may be),
other than in satisfaction of such Pre-Release,
(b) at all times fully collateralized with cash,
U.S. government securities or such other
collateral as the Depositary determines, in good
faith, will provide substantially similar liquidity
and security, (c) terminable by the Depositary
on not more than five (5) business days notice,
and (d) subject to such further indemnities and
credit regulations as the Depositary deems
appropriate.  The number of Shares no deposited
but represented by Global Depositary Shares
outstanding at any time as a result of Pre-
Releases will not normally exceed thirty percent
(30%) of the Shares deposited under the Deposit
Agreement; provided, however, that the
Depositary reserves the right to disregard such
limit from time to time as it deems reasonably
appropriate, and may, with the prior written
consent of the Company, change such limit for
purposes of general application.  The Depositary
will also set Dollar limits with respect to Pre-
Release transactions to be entered into
hereunder with any particular Pre-Releasee on a
case-by-case basis as the Depositary deems
appropriate.  For purposes of enabling the
Depositary to fulfill its obligations to the
Owners under the Deposit Agreement, the
collateral referred to in clause (b) above shall be
held by the Depositary as security for the
performance of the Pre-Releasees obligations to
the Depositary in connection with a Pre-Release
transaction, including the Pre-Releasees
obligation to deliver Shares or Receipts upon
termination of a Pre-Release transaction (and
shall not, for the avoidance of doubt, constitute
Deposited Securities hereunder.
      The Depositary may retain for its own
account any compensation received by it in
connection with the foregoing.
9.	TITLE TO RECEIPTS.
      It is a condition of this Receipt and every
successive Owner and Beneficial Owner of this
Receipt by accepting or holding the same
consents and agrees, that title to this Receipt
when properly endorsed or accompanied by
proper instruments of transfer, is transferable by
delivery with the same effect as in the case of a
negotiable instrument under the laws of New
York; provided, however, that the Depositary,
notwithstanding any notice to the contrary, may
treat the person in whose name this Receipt is
registered on the books of the Depositary as the
absolute Owner hereof for the purpose of
determining the person entitled to distribution of
dividends or other distributions or to any notice
provided for in the Deposit Agreement or for all
other purposes, and neither the Depositary nor
the Company shall have any obligation or be
subject to liability under the Deposit Agreement
to any holder of a Receipt unless that holder is
the Owner of that Receipt.
10.	VALIDITY OF RECEIPT.
      This Receipt shall not be entitled to any
benefits under the Deposit Agreement or be
valid or obligatory for any purpose, unless this
Receipt shall have been executed by the
Depositary by the manual signature of a duly
authorized signatory of the Depositary;
provided, however that such signature may be a
facsimile if a Registrar for the Receipts shall
have been appointed and such Receipts are
countersigned by the manual signature of a duly
authorized officer of the Registrar.
11.	REPORTS; INSPECTION OF
TRANSFER BOOKS.
      The Company currently furnishes the
Securities and Exchange Commission
(hereinafter called the Commission) with certain
public reports and documents required by
foreign law or otherwise under Rule 12g3-2(b)
under the Securities Exchange Act of 1934.
Such reports will be available for inspection and
copying at the public reference facilities
maintained by the Commission located at 100 F
Street, N.E., Washington, D.C. 20549.
      The Depositary will make available for
inspection by Owners of Receipts at its
Corporate Trust Office any reports and
communications, including any proxy soliciting
material, received from the Company which are
both (a) received by the Depositary as the holder
of the Deposited Securities and (b) made
generally available to the holders of such
Deposited Securities by the Company.  The
Depositary will also, upon written request, send
to Owners of Receipts copies of such reports
when furnished by the Company pursuant to the
Deposit Agreement.  Any such reports and
communications, including any such proxy
soliciting material, furnished to the Depositary
by the Company shall be furnished in English to
the extent such materials are required to be
translated into English pursuant to any
regulations of the Commission.
      The Depositary will keep books, at its
Corporate Trust Office, for the registration of
Receipts and transfers of Receipts which at all
reasonable times shall be open for inspection by
the Owners of Receipts provided that such
inspection shall not be for the purpose of
communicating with Owners of Receipts in the
interest of a business or object other than the
business of the Company or a matter related to
the Deposit Agreement or the Receipts.
12.	DIVIDENDS AND DISTRIBUTIONS.
      Whenever the Depositary receives any
cash dividend or other cash distribution on any
Deposited Securities, the Depositary will, if at
the time of receipt thereof any amounts received
in a foreign currency can in the judgment of the
Depositary be converted on a reasonable basis
into United States dollars transferable to the
United States, and subject to the Deposit
Agreement, as promptly as practicable, convert
such dividend or distribution into dollars and
will distribute the amount thus received (net of
the fees and expenses of the Depositary as
provided in Article 7 hereof and Section 5.9 of
the Deposit Agreement) to the Owners of
Receipts entitled thereto as of the record date
fixed pursuant to Section 4.6; provided,
however, that in the event that the Company or
the Depositary is required to withhold and does
withhold from any cash dividend or other cash
distribution in respect of any Deposited
Securities an amount on account of taxes or
other governmental charges, the amount
distributed to the Owners of the Receipts
evidencing Global Depositary Shares
representing such Deposited Securities shall be
reduced accordingly.
            Subject to the provisions of
Section 4.11 and 5.9 of the Deposit Agreement,
whenever the Depositary receives any
distribution other than a distribution described
in Section 4.1, 4.3 or 4.4 of the Deposit
Agreement, the Depositary, after consultation
with the Company to the extent practicable,
will cause the securities or property received by
it to be distributed to the Owners entitled
thereto, in any manner that the Depositary may
deem equitable and practicable for
accomplishing such distribution; provided,
however, that if in the opinion of the Depositary
such distribution cannot be made
proportionately among the Owners of Receipts
entitled thereto, or if for any other reason the
Depositary deems such distribution not to be
feasible, the Depositary may, after consultation
with the Company, adopt such method as it may
deem equitable and practicable for the purpose
of effecting such distribution, including, but not
limited to, the public or private sale of the
securities or property thus received, or any part
thereof, and the net proceeds of any such sale
(net of the fees and expenses of the Depositary
as provided in Article 7 hereof and Section 5.9
of the Deposit Agreement) will be distributed by
the Depositary to the Owners of Receipts
entitled thereto all in the manner and subject to
the conditions described in Section 4.1 of the
Deposit Agreement.  The Depositary may sell,
by public or private sale, an amount of securities
or other property it would otherwise distribute
under Section 4.2 of the Deposit Agreement that
is sufficient to pay its fees and expenses in
respect of that distribution. To the extent such
securities or property or the net proceeds thereof
are not distributed to Owners as provided in
Section 4.2 of the Deposit Agreement, the same
shall constitute Deposited Securities and each
Global Depositary Share shall thereafter also
represent its proportionate interest in such
securities, property or net proceeds.  The
Depositary may withhold any distribution of
securities under Section 4.2 of the Deposit
Agreement if it has not received satisfactory
assurances from the Company that the
distribution does not require registration under
the Securities Act.
      If any distribution consists of a dividend
in, or free distribution of, Shares, the Depositary
may distribute to the Owners of outstanding
Receipts entitled thereto, as of the record date
fixed pursuant to Section 4.6 of the Deposit
Agreement, additional Receipts evidencing an
aggregate number of Global Depositary Shares
representing the amount of Shares received as
such dividend or free distribution subject to the
terms and conditions of the Deposit Agreement
with respect to the deposit of Shares and the
issuance of Global Depositary Shares evidenced
by Receipts, including the withholding of any
tax or other governmental charge as provided in
Section 4.11 of the Deposit Agreement and the
payment of the fees and expenses of the
Depositary as provided in Article 7 hereof and
Section 5.9 of the Deposit Agreement (and the
Depositary may sell, by public or private sale,
an amount of the Shares received that is
sufficient to pay its fees and expenses in respect
of that distribution).  In lieu of delivering
Receipts for fractional Global Depositary Shares
in any such case, the Depositary will use
reasonable efforts to sell the amount of Shares
represented by the aggregate of such fractions
and distribute the net proceeds, all in the manner
and subject to the conditions described in
Section 4.2 of the Deposit Agreement.  If
additional Receipts are not so distributed, each
Global Depositary Share shall thenceforth also
represent the additional Shares distributed upon
the Deposited Securities represented thereby.
      In the event that the Depositary
reasonably determines that any distribution in
property (including Shares and rights to
subscribe therefor) is subject to any tax or other
governmental charge which the Depositary is
obligated to withhold, the Depositary may by
public or private sale dispose of all or a portion
of such property (including Shares and rights to
subscribe therefor) in such amounts and in such
manner as the Depositary reasonably deems
necessary and practicable to pay any such taxes
or charges, and the Depositary shall distribute
the net proceeds of any such sale after deduction
of such taxes or charges to the Owners of
Receipts entitled thereto.
13.	CONVERSION OF FOREIGN
CURRENCY.
      Whenever the Depositary or the
Custodian shall receive foreign currency, by
way of dividends or other distributions or the
net proceeds from the sale of securities, property
or rights, and if at the time of the receipt thereof
the foreign currency so received can in the
judgment of the Depositary be converted on a
reasonable basis into Dollars and the resulting
Dollars transferred to the United States, the
Depositary shall, as promptly as practicable,
convert or cause to be converted, by sale or in
any other manner that it may determine, such
foreign currency into Dollars, and such Dollars
shall be distributed to the Owners entitled
thereto or, if the Depositary shall have
distributed any warrants or other instruments
which entitle the holders thereof to such Dollars,
then to the holders of such warrants and/or
instruments upon surrender thereof for
cancellation.  Such distribution may be made
upon an averaged or other practicable basis
without regard to any distinctions among
Owners on account of exchange restrictions, the
date of delivery of any Receipt or otherwise and
shall be net of any expenses of conversion into
Dollars incurred by the Depositary as provided
in Section 5.9 of the Deposit Agreement.
      If such conversion or distribution can be
effected only with the approval or license of any
government or agency thereof, the Depositary
shall file such application for approval or
license, if any, as it may deem desirable.
      If at any time the Depositary shall
determine that in its judgment any foreign
currency received by the Depositary or the
Custodian is not convertible on a reasonable
basis into Dollars transferable to the United
States, or if any approval or license of any
government or agency thereof which is required
for such conversion is denied or in the opinion
of the Depositary is not obtainable, or if any
such approval or license is not obtained within a
reasonable period as determined by the
Depositary, the Depositary may distribute the
foreign currency (or an appropriate document
evidencing the right to receive such foreign
currency) received by the Depositary to, or in its
discretion may hold such foreign currency
uninvested and without liability for interest
thereon for the respective accounts of, the
Owners entitled to receive the same.
      If any such conversion of foreign
currency, in whole or in part, cannot be effected
for distribution to some of the Owners entitled
thereto, the Depositary may in its discretion
make such conversion and distribution in
Dollars to the extent permissible to the Owners
entitled thereto and may distribute the balance
of the foreign currency received by the
Depositary to, or hold such balance uninvested
and without liability for interest thereon for the
respective accounts of, the Owners entitled
thereto.
14.	RIGHTS.
      In the event that the Company shall offer
or cause to be offered to the holders of any
Deposited Securities any rights to subscribe for
additional Shares or any rights of any other
nature, the Depositary shall, after consultation
with the Company, have discretion as to the
procedure to be followed in making such rights
available to any Owners or in disposing of such
rights on behalf of any Owners and making the
net proceeds available to such Owners or, if by
the terms of such rights offering or for any other
reason, the Depositary may not either make such
rights available to any Owners or dispose of
such rights and make the net proceeds available
to such Owners, then the Depositary shall allow
the rights to lapse.  If at the time of the offering
of any rights the Depositary determines in its
discretion that it is lawful and feasible to make
such rights available to all or certain Owners but
not to other Owners, the Depositary may
distribute to any Owner to whom it determines
the distribution to be lawful and feasible, in
proportion to the number of Global Depositary
Shares held by such Owner, warrants or other
instruments therefor in such form as it deems
appropriate.
      In circumstances in which rights would
otherwise not be distributed, if an Owner of
Receipts requests the distribution of warrants or
other instruments in order to exercise the rights
allocable to the Global Depositary Shares of
such Owner under the Deposit Agreement, the
Depositary will make such rights available to
such Owner upon written notice from the
Company to the Depositary that (a) the
Company has elected in its sole discretion to
permit such rights to be exercised and (b) such
Owner has executed such documents as the
Company has determined in its sole discretion
are reasonably required under applicable law.
      If the Depositary has distributed
warrants or other instruments for rights to all or
certain Owners, then upon (i) instruction from
such an Owner pursuant to such warrants or
other instruments to the Depositary from such
Owner to exercise such rights, (ii) payment by
such Owner to the Depositary for the account of
such Owner of an amount equal to the purchase
price of the Shares to be received upon the
exercise of the rights, and (iii) payment of the
fees and expenses of the Depositary and any
other charges as set forth in such warrants or
other instruments, the Depositary shall, on
behalf of such Owner, exercise the rights and
purchase the Shares, and the Company shall
cause the Shares so purchased to be delivered to
the Depositary on behalf of such Owner.  As
agent for such Owner, the Depositary will cause
the Shares so purchased to be deposited
pursuant to Section 2.2 of the Deposit
Agreement, and shall, pursuant to Section 2.3 of
the Deposit Agreement, execute and deliver
Receipts to such Owner.  In the case of a
distribution pursuant to the second paragraph of
this Article 13, such Receipts shall be legended
in accordance with applicable U.S. laws, and
shall be subject to the appropriate restrictions on
sale, deposit, cancellation, and transfer under
such laws.
      If the Depositary determines in its
discretion that it is not lawful and feasible to
make such rights available to all or certain
Owners, it may sell the rights, warrants or other
instruments in proportion to the number of
Global Depositary Shares held by the Owners to
whom it has determined it may not lawfully or
feasibly make such rights available, and allocate
the net proceeds of such sales (net of the fees
and expenses of the Depositary as provided in
Section 5.9 of the Deposit Agreement and all
taxes and governmental charges payable in
connection with such rights and subject to the
terms and conditions of the Deposit Agreement)
for the account of such Owners otherwise
entitled to such rights, warrants or other
instruments, upon an averaged or other practical
basis without regard to any distinctions among
such Owners because of exchange restrictions or
the date of delivery of any Receipt or otherwise.
      The Depositary will not offer rights to
Owners unless both the rights and the securities
to which such rights relate are either exempt
from registration under the Securities Act with
respect to a distribution to all Owners or are
registered under the provisions of such Act;
provided, that nothing in the Deposit Agreement
shall create, any obligation on the part of the
Company to file a registration statement with
respect to such rights or underlying securities or
to endeavor to have such a registration
statement declared effective.  If an Owner of
Receipts requests the distribution of warrants or
other instruments, notwithstanding that there has
been no such registration under the Securities
Act, the Depositary shall not effect such
distribution unless it has received an opinion
from recognized counsel in the United States for
the Company upon which the Depositary may
rely that such distribution to such Owner is
exempt from such registration.
      The Depositary shall not be responsible
for any failure to determine that it may be
lawful or feasible to make such rights available
to Owners in general or any Owner in particular.
15.	RECORD DATES.
      Whenever any cash dividend or other
cash distribution shall become payable or any
distribution other than cash shall be made, or
whenever rights shall be issued with respect to
the Deposited Securities, or whenever the
Depositary shall receive notice of any meeting
of holders of Shares or other Deposited
Securities, or whenever for any reason the
Depositary causes a change in the number of
Shares that are represented by each Global
Depositary Share, or whenever the Depositary
shall find it necessary or convenient, the
Depositary shall fix a record date, which, to the
extent practicable, shall be the same as any
corresponding record date set by the Company
with respect to Shares, and if different, as close
thereto as reasonably practicable (a) for the
determination of the Owners of Receipts who
shall be (i) entitled to receive such dividend,
distribution or rights or the net proceeds of the
sale thereof, (ii) entitled to give instructions for
the exercise of voting rights at any such
meeting, or (iii) responsible for any fees or
charges assessed by the Depositary pursuant to
the Deposit Agreement, or (b) on or after which
each Global Depositary Share will represent the
changed number of Shares, subject to the
provisions of the Deposit Agreement.
16.	VOTING OF DEPOSITED
SECURITIES.
      Upon receipt from the Company of
notice of any meeting or solicitation of proxies
or consents of holders of Shares or other
Deposited Securities, the Depositary shall, if
requested in writing by the Company, as soon as
practicable thereafter, mail to the Owners of
Receipts a notice, the form of which notice shall
be in the sole discretion of the Depositary,
which shall contain (a) such information as is
contained in such notice of meeting received by
the Depositary from the Company, (b) a
statement that the Owners of Receipts as of the
close of business on a specified record date will
be entitled, subject to any applicable provision
of law and of the Estatuto Social, to instruct the
Depositary as to the exercise of the voting
rights, if any, pertaining to the amount of Shares
or other Deposited Securities represented by
their respective Global Depositary Shares and
(c) a statement as to the manner in which such
instructions may be given, including an express
indication that instructions may be given, or
deemed given in accordance with the last
sentence of this paragraph if no instruction is
received, to the Depositary to give a
discretionary proxy to a person designated by
the Company.  Upon the written request of an
Owner of a Receipt on such record date,
received on or before the date established by the
Depositary for such purpose (the Instruction
Date), the Depositary shall endeavor insofar as
practicable to vote or cause to be voted the
amount of Shares or other Deposited Securities
represented by such Global Depositary Shares
evidenced by such Receipt in accordance with
the instructions set forth in such request.  The
Depositary shall not vote or attempt to exercise
the right to vote that attaches to the Shares or
other Deposited Securities, other than in
accordance with such instructions or deemed
instructions.  If (i) the Company made a request
to he Depositary as contemplated by the first
sentence of this Article and of Section 4.7 of the
Deposit Agreement and (ii) no instructions are
received by the Depositary from any Owner
with respect to any of the Deposited Securities
represented by the Global Depositary Shares
evidenced by such Owners Receipts on or
before the Instruction Date, the Depositary shall
deem such Owner to have instructed the
Depositary to give a discretionary proxy to a
person designated by the Company with respect
to such Deposited Securities and the Depositary
shall give a discretionary proxy to a person
designated by the Company to vote Deposited
Securities, provided, that no such instruction
shall be deemed given and no such discretionary
proxy shall be given with respect to any matter
as to which the Company informs the
Depositary (and the Company agrees to provide
such information as promptly as practicable in
writing) that (x) the Company does not wish
such proxy given, (y) substantial opposition
exists or (z) such matter materially and
adversely affects the rights of holders of Shares.
      There can be no assurance that Owners
generally or any Owner in particular will
receive the notice described in the preceding
paragraph sufficiently prior to the Instruction
Date to ensure that the Depositary will vote the
Shares or Deposited Securities in accordance
with the provisions set forth in the preceding
paragraph.
17.	CHANGES AFFECTING DEPOSITED
SECURITIES.
      In circumstances where the provisions of
Section 4.3 of the Deposit Agreement do not
apply, upon any change in nominal value,
change in par value, split-up, consolidation, or
any other reclassification of Deposited
Securities, or upon any recapitalization,
reorganization, merger or consolidation, or sale
of assets affecting the Company or to which it is
a party, any securities which shall be received
by the Depositary or a Custodian in exchange
for, or in conversion of or in respect of
Deposited Securities shall be treated as new
Deposited Securities under the Deposit
Agreement, and Global Depositary Shares shall
thenceforth represent, in addition to the existing
Deposited Securities, the right to receive the
new Deposited Securities so received in
exchange or conversion, unless additional
Receipts are delivered pursuant to the following
sentence.  In any such case the Depositary may
execute and deliver additional Receipts as in the
case of a dividend in Shares, or call for the
surrender of outstanding Receipts to be
exchanged for new Receipts specifically
describing such new Deposited Securities.
18.	LIABILITY OF THE COMPANY AND
DEPOSITARY.
      Neither the Depositary nor the Company
nor any of their respective directors, employees,
officers, employees, agents or affiliates shall
incur any liability to any Owner or Beneficial
Owner or other person (i) by reason of any
provision of any present or future law or
regulation of the United States, Brazil, or any
other country, or of any governmental or
regulatory authority, or by reason of any
provision, present or future, of the Estatuto
Social, or by reason of any provision of any
securities issued or distributed by the Company,
or any offering or distribution thereof, or by
reason of any act of God or war or terrorism or
other circumstances beyond its control, the
Depositary or the Company shall be prevented,
delayed or forbidden from or be subject to any
civil or criminal penalty on account of doing or
performing any act or thing which by the terms
of the Deposit Agreement or Deposited
Securities it is provided shall be done or
performed, (ii) by reason of any non-
performance or delay, caused as aforesaid, in
the performance of any act or thing which by
the terms of the Deposit Agreement it is
provided shall or may be done or performed,
(iii) by reason of any exercise of, or failure to
exercise, any discretion provided for in the
Deposit Agreement, (iv) for the inability of any
Owner or Beneficial Owner to benefit from any
distribution, offering, right or other benefit
which is made available to holders of Deposited
Securities but is not, under the terms of the
Deposit Agreement, made available to Owners
or holders, or (v) for any special, consequential
or punitive damages for any breach of the terms
of the Deposit Agreement.  Where, by the terms
of a distribution pursuant to Section 4.1, 4.2 or
4.3 of the Deposit Agreement, or an offering or
distribution pursuant to Section 4.4 of the
Deposit Agreement, such distribution or
offering may not be made available to some or
all of the Owners of Receipts, and the
Depositary may not dispose of such distribution
or offering on behalf of such Owners and make
the net proceeds available to such Owners, then
the Depositary shall not make such distribution
or offering, and shall allow any rights, if
applicable, to lapse.  Neither the Company nor
the Depositary nor any of their agents assumes
any obligation or shall be subject to any liability
under the Deposit Agreement to Owners or
Beneficial Owners, except that they agree to
perform their obligations specifically set forth in
the Deposit Agreement without negligence or
bad faith.  The Depositary or any of its agents
shall not be subject to any liability with respect
to the validity or worth of the Deposited
Securities.  Neither the Depositary nor the
Company nor any of their agents or affiliates
shall be under any obligation to appear in,
prosecute or defend any action, suit, or other
proceeding in respect of any Deposited
Securities or in respect of the Receipts, on
behalf of any Owner or Beneficial Owner or
other person, and the Custodian shall not be
under any obligation whatsoever with respect to
such proceedings, the responsibility of the
Custodian being solely to the Depositary.
Neither the Depositary nor the Company nor
any of their agents or affiliates shall be liable for
any action or nonaction by it or them in reliance
upon the advice of or information from legal
counsel, accountants, any person presenting
Shares for deposit, any Owner or Beneficial
Owner, or any other person believed by it or
them in good faith to be competent to give such
advice or information.  Each of the Depositary,
its controlling persons and its agents and the
Company, its controlling persons and its agents
may rely and shall be protected in acting upon
any written notice, request, direction or other
document believed by it to be genuine and to
have been signed or presented by the proper
party or parties.  The Depositary shall not be
responsible for any failure to carry out any
instructions to vote any of the Deposited
Securities, or for the manner in which any such
vote is cast or the effect of any such vote,
provided that any such action or nonaction is in
good faith.  The Depositary shall not be liable
for any acts or omissions made by a successor
depositary whether in connection with a
previous act or omission of the Depositary or in
connection with a matter arising wholly after the
removal or resignation of the Depositary,
provided that in connection with the issue out of
which such potential liability arises, the
Depositary performed its obligations without
negligence or bad faith while it acted as
Depositary.  The Company agrees to indemnify
the Depositary, its directors, officers,
employees, agents and affiliates and the
Custodian against, and hold each of them
harmless from, any liability or expense
(including, but not limited to the reasonable fees
and expenses of counsel) which may arise out of
any registration with the Commission of
Receipts, Global Depositary Shares or
Deposited Securities or the offer or sale thereof
in the United States or out of acts performed or
omitted, pursuant to the provisions of or in
connection with the Deposit Agreement and of
the Receipts, as the same may be amended,
modified, or supplemented from time to time, (i)
by either the Depositary or a Custodian or their
respective directors, employees, agents and
affiliates, except for any liability or expense
arising out of the negligence or bad faith of
either of them, or (ii) by the Company or any of
its directors, employees, agents and affiliates.
No disclaimer of liability under the Securities
Act is intended by any provision of the Deposit
Agreement.
19.	RESIGNATION AND REMOVAL OF
THE DEPOSITARY; APPOINTMENT OF
SUCCESSOR CUSTODIAN.
      The Depositary may at any time resign
as Depositary under the Deposit Agreement by
written notice of its election so to do delivered
to the Company, such resignation to take effect
upon the appointment of a successor depositary
and its acceptance of such appointment as
provided in the Deposit Agreement.  The
Depositary may at any time be removed by the
Company by 90 days prior written notice of
such removal, to become effective upon the later
of (i) the 90th day after delivery of the notice to
the Depositary and (ii) the appointment of a
successor depositary and its acceptance of such
appointment as provided in the Deposit
Agreement.  The Depositary in its discretion
may appoint a substitute custodian.
20.	AMENDMENT.
      The form of the Receipts and any
provisions of the Deposit Agreement may at any
time and from time to time be amended by
agreement between the Company and the
Depositary without the consent of Owners or
Beneficial Owners in any respect which they
may deem necessary or desirable.  Any
amendment which shall impose or increase any
fees or charges (other than taxes and other
governmental charges, registration fees and
cable, telex or facsimile transmission costs,
delivery costs or other such expenses), or which
shall otherwise prejudice any substantial
existing right of Owners of Receipts, shall not,
however, become effective as to outstanding
Receipts until the expiration of 30 days after
notice of such amendment shall have been given
to the Owners of outstanding Receipts.  Every
Owner and Beneficial Owner of a Receipt at the
time any amendment so becomes effective shall
be deemed, by continuing to hold such Receipt
or any interest therein, to consent and agree to
such amendment and to be bound by the Deposit
Agreement as amended thereby.  In no event
shall any amendment impair the right of the
Owner of any Receipt to surrender such Receipt
and receive therefor the Deposited Securities
represented thereby except in order to comply
with mandatory provisions of applicable law.
21.	TERMINATION OF DEPOSIT
AGREEMENT.
      The Depositary at any time at the
direction of the Company, shall terminate the
Deposit Agreement by mailing notice of
termination to the Owners of all Receipts then
outstanding at least 30 days prior to the date
fixed in such notice for such termination.  The
Depositary may likewise terminate the Deposit
Agreement by mailing notice of such
termination to the Company and the Owners of
all Receipts then outstanding at least 30 days
prior to the date of termination, if at any time 30
days shall have expired after the Depositary
shall have delivered to the Company a written
notice of its election to resign and a successor
depositary has not have been appointed and
accepted its appointment as provided in the
Deposit Agreement.  On and after the date of
termination, the Owner of a Receipt will, upon
(a) surrender of such Receipt at the Corporate
Trust Office of the Depositary, (b) payment of
the fee of the Depositary for the surrender of
Receipts referred to in Section 2.5 of the
Deposit Agreement, and (c) payment of any
applicable taxes or governmental charges, be
entitled to delivery, to him or upon his order, of
the amount of Deposited Securities represented
by the Global Depositary Shares evidenced by
such Receipt.  If any Receipts shall remain
outstanding after the date of termination, the
Depositary thereafter shall discontinue the
registration of transfers of Receipts, shall
suspend the distribution of dividends to the
Owners thereof, and shall not give any further
notices or perform any further acts under the
Deposit Agreement, except that the Depositary
shall continue to collect dividends and other
distributions pertaining to Deposited Securities,
shall sell rights and other property as provided
in the Deposit Agreement, and shall continue to
deliver Deposited Securities, together with any
dividends or other distributions received with
respect thereto and the net proceeds of the sale
of any rights or other property, in exchange for
Receipts surrendered to the Depositary (after
deducting, in each case, the fee of the
Depositary for the surrender of a Receipt, any
expenses for the account of the Owner of such
Receipt in accordance with the terms and
conditions of the Deposit Agreement, and any
applicable taxes or governmental charges).  At
any time after the expiration of four months
from the date of termination, the Depositary
may sell the Deposited Securities then held
under the Deposit Agreement and may
thereafter hold uninvested the net proceeds of
any such sale, together with any other cash then
held by it thereunder, unsegregated and without
liability for interest, for the pro rata benefit of
the Owners of Receipts which have not
theretofore been surrendered, such Owners
thereupon becoming general creditors of the
Depositary with respect to such net proceeds.
After making such sale, the Depositary shall be
discharged from all obligations under the
Deposit Agreement, except to account for such
net proceeds and other cash (after deducting, in
each case, the fee of the Depositary for the
surrender of a Receipt, any expenses for the
account of the Owner of such Receipt in
accordance with the terms and conditions of the
Deposit Agreement, and any applicable taxes or
governmental charges).  Upon the termination
of the Deposit Agreement, the Company shall
be discharged from all obligations under the
Deposit Agreement except for its obligations to
the Depositary with respect to indemnification,
charges, and expenses.
22.	COMPLIANCE WITH U.S.
SECURITIES LAWS.
      Notwithstanding anything in the Deposit
Agreement or this Receipt to the contrary, the
Company and the Depositary each agrees that it
will not exercise any rights it has under the
Deposit Agreement to permit the withdrawal or
delivery of Deposited Securities in a manner
which would violate the U.S. securities laws,
including, but not limited to, Section I.A.(1) of
the General Instructions to the Form F-6
Registration Statement, as amended from time
to time, under the Securities Act.
23.	SUBMISSION TO JURISDICTION;
APPOINTMENT OF AGENT FOR SERVICE
OF PROCESS.
      In the Deposit Agreement, the Company
has (i) appointed National Corporate Research,
Ltd., 225 West 34th Street, Suite 910, New
York, New York 10122, in the State of New
York, as the Companys authorized agent upon
which process may be served in any suit or
proceeding arising out of or relating to the
Shares or Deposited Securities, the Global
Depositary Shares, the Receipts or the Deposit
Agreement, (ii) consented and submitted to the
jurisdiction of any state or federal court in the
State of New York in which any such suit or
proceeding may be instituted, and (iii) agreed
that service of process upon said authorized
agent shall be deemed in every respect effective
service of process upon the Company in any
such suit or proceeding, to the extent
permissible under applicable Brazilian laws and
regulations. The Company agrees to deliver,
upon the execution and delivery of the Deposit
Agreement, a written acceptance by such agent
of its appointment as such agent.  The Company
further agrees to take any and all action,
including the filing of any and all such
documents and instruments, as may be
necessary to continue such designation and
appointment in full force and effect for so long
as any Global Depositary Shares or Receipts
remain outstanding or the Deposit Agreement
remains in force.  In the event the Company
fails to continue such designation and
appointment in full force and effect, the
Company hereby waives personal service of
process upon it and consents that any such
service of process may be made by certified or
registered mail, return receipt requested,
directed to the Company at its address last
specified for notices under the Deposit
Agreement, and service so made shall be
deemed completed five (5) days after the same
shall have been so mailed.
25.	DISCLOSURE OF INTERESTS.
            Notwithstanding any other
provision of the Deposit Agreement, each
Owner agrees to comply with requests from the
Company pursuant to Brazilian law, the rules
and requirements of the CVM and the Sao Paulo
Stock Exchange, and any other stock exchange
on which the Shares are, or will be, registered,
traded or listed or the Estatuto Social, which
requests are made to provide information, inter
alia, as to the capacity in which such Owner
owns Global Depositary Shares (and Shares as
the case may be) and regarding the identity of
any other person interested in such Global
Depositary Shares and the nature of such
interest and various other matters, whether or
not they are Owners at the time of such requests.
The Depositary agrees to use reasonable efforts
to comply with the written instructions of the
Company to forward such requests from the
Company to the Owners and to forward to the
Company any such responses to such requests
received by the Depositary.  Except for the
forwarding of any such requests and responses
as provided in the previous sentence, the
Depositary shall not have any duty to obtain or
provide any information sought by the Company
under Section 3.4 of the Deposit Agreement.
26.	DELIVERY OF INFORMATION TO
THE CVM.
      Each of the Depositary and the Company
hereby confirms to the other that for as long as the Deposit Agreement is in effect, it shall furnish the CVM and the Central Bank, at any time and within the period that may be determined, with any information and documents related to the Global Depositary
Receipt program and the Receipts issued
thereunder. In the event that the Depositary or the Custodian shall be advised in writing by reputable independent Brazilian counsel that the Depositary or Custodian reasonably could be subject to criminal, or material, as reasonably determined by the Depositary, civil, liabilities as a result of the Company having failed to provide such information or documents reasonably available only through the Company, the Depositary shall have the right to terminate the Deposit Agreement, upon at least 15 days prior notice to the Owners and the Company, and the Depositary shall not be subject to any liability hereunder on account of such termination or such determination. The effect of any such termination of this Deposit Agreement shall be as provided in Section 6.2 of the Deposit
Agreement.







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